FIFTH AMENDMENT
TO
LOAN AND SECURITY AGREEMENT

    This Fifth Amendment to Loan and Security Agreement is entered into as of August 20, 2001 (the "Amendment"), by and between COMERICA BANK-CALIFORNIA ("Bank") and MSC.Software Corporation ("Borrower").

RECITALS

    Borrower and Bank are parties to that certain Loan and Security Agreement dated as of August 11, 1999, as amended from time to time (the "Agreement"). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

    NOW, THEREFORE, the parties agree as follows:

      1.  Bank hereby waives Borrower's compliance with Section 6.10 of the Agreement for the quarters ended March 30, 2001 and June 30, 2001, only.

      2.  Unless otherwise defined, all capitalized terms in this Amendment shall be as defined in the Agreement. Except as amended, the Agreement remains in full force and effect.

      3.  Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment, and that except as expressly waived hereby, no Event of Default has occurred and is continuing.

      4.  This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

      5.  As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

        (a) this Amendment, duly executed by Borrower; and

        (b) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

    IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

MSC.SOFTWARE CORPORATION		COMERICA BANK-CALIFORNIA
By:	/s/ LOUIS A. GRECO	By:	/s/ SCOTT LANE

Title:	CFO	Title:	Vice President